Exhibit 99.1


         Interstate Bakeries to Close Florence, South Carolina, Bakery

         Kansas City, Missouri --December 6, 2004--Interstate Bakeries Corporation (OTC:IBCIQ) today announced plans to close its bakery in Florence, South Carolina.

         The 85-year-old facility makes bread and rolls, sold under several IBC brand names, including Wonder and Merita. Production capacity at the Florence bakery will be transferred to IBC bakeries in Charlotte and Rocky Mount, North Carolina. Distribution of IBC products to food stores in the South Carolina Area will be unaffected by the closure. The closing, scheduled for February 6, 2005, will affect approximately 200 employees.

         "Closing a bakery is a decision we never take lightly. Our employees in Florence have been solid contributors, and we are grateful for their hard work," said Tony Alvarez, IBC's chief executive officer. "However, IBC must continue to seek production efficiencies on a national scale. Our entire management team is committed to making IBC more nimble and competitive, and consistent with the best interests of the Company and its stakeholders." IBC voluntarily filed for protection under Chapter 11 of the Bankruptcy Code September 22, 2004.

         Most of the employees affected by this decision are represented by Local # 503 of the Bakers, Confectionery, Tobacco Workers and Grain Millers Union.

About the Company
-----------------

Interstate Bakeries Corporation is the nation's largest wholesale baker and distributor of fresh baked bread and sweet goods, under various brand names, including Wonder(R), Hostess(R), Dolly Madison(R), Baker's Inn(R), Merita(R) and Drake's(R). The Company, which is headquartered in Kansas City, Missouri, employs approximately 32,000 people and operates 53 bakeries, more than 1,000 distribution centers and 1,100 bakery outlets throughout the U.S. Interstate Bakeries Corporation, along with seven of its wholly owned operating subsidiaries, filed for reorganization under Chapter 11 of the Bankruptcy Code on September 22, 2004 to complete an operational and financial restructuring. The Company continues to operate its business in the ordinary course as a debtor-in-possession.

Cautionary Statement Regarding Forward-Looking Statements and Other Matters
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Some information contained in this press release may be forward-looking statements within the meaning of the federal securities laws. These forward-looking statements are not historical in nature and include statements that reflect, when made, the Company's views with respect to current events and financial performance. These forward-looking statements can be identified by forward-looking words such as "may," "will," "expect," "intend," "anticipate," "believe," "estimate," "plan," "could," "should" and "continue" or similar words. These forward-looking statements may also use different phrases. All such forward-looking statements are and will be subject to numerous risks and uncertainties, many of which are beyond our control, that could cause actual results to differ materially from such statements. Factors that could cause actual results to differ materially include, without limitation: successful resolution of any deficiencies in the Company's newly implemented financial reporting systems; the ability of the Company to continue as a going concern; the ability of the Company to obtain court approval with respect to motions in the Chapter 11 proceeding filed by it from time to time; the ability of the Company to operate pursuant to the terms of its DIP financing facility; the ability of the Company to develop, prosecute, confirm and consummate one or more plans of reorganization with respect to the Chapter 11 proceeding; risks associated with third parties seeking and obtaining court approval to terminate or shorten the exclusivity period for the Company to propose and confirm one or more plans of reorganization, for the appointment of a Chapter 11 trustee or to convert the Chapter 11 proceeding to a Chapter 7 proceeding; the ability of the Company to obtain and maintain adequate terms with vendors and service providers; the potential adverse impact of the Chapter 11 proceeding on the Company's liquidity or results of operations; the ability of the Company to fund and execute its business plan; the ability of the Company to attract, motivate and/or retain key executives and employees; changes in our relationship with employees and the unions that represent them; increased costs and uncertainties related to periodic renegotiation of union contracts; finalization of the independent audit of the consolidated financial statements for the year ended May 29, 2004, or reviews of the restated condensed consolidated financial statements as and for the periods ended November 15, 2003 and as of and for the forty week period ended March 6, 2004; the results of a Securities and Exchange Commission investigation concerning the Company's financial statements following the Company's announcement that the Audit Committee of its Board of Directors had retained independent counsel to investigate the Company's manner of setting its workers' compensation and other reserves; the delayed filing with the Securities and Exchange Commission of our annual report on Form 10-K for the fiscal year ended May 29, 2004; changes in general economic and business conditions (including in the bread and sweet goods markets); changes in consumer tastes or eating habits; future product recalls or safety concerns; bankruptcy filings by customers; costs associated with environmental compliance and remediation; actions of governmental entities, including regulatory requirements; the outcome of legal proceedings to which we are or may become a party, including the securities class actions filed after our February 11, 2003 press release; business disruption from terrorist acts, our nation's response to such acts and acts of war; and other factors. These statements speak only as of the date of this press release, and we disclaim any intention or obligation to update or revise any forward-looking statements to reflect new information, future events or developments or otherwise, except as required by law. We have provided additional information in our filings with the Securities and Exchange Commission, which readers are encouraged to review, concerning other factors that could cause actual results to differ materially from those indicated in the forward-looking statements.

Similarly, these and other factors, including the terms of any reorganization plan ultimately confirmed, can affect the value of the Company's various pre-petition liabilities, common stock and/or other equity securities. No assurance can be given as to what values, if any, will be ascribed in the Chapter 11 proceeding to each of these liabilities and/or securities. Accordingly, the Company urges that the appropriate caution be exercised with respect to existing and future investments in any of these liabilities and/or securities.